UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2015

VERSAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-9309	54-0852979
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center Springfield, Virginia 22151
(Address of principal executive offices)
(Zip Code)

(703) 750-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2015, Versar, Inc. (the “Company” ) and certain of its wholly-owned subsidiaries (the “Co-Borrowers”) entered into a Third Modification Agreement with United Bank, a Virginia banking corporation (the “Bank”) for the purpose of extending the Company’s existing credit facility pursuant to the Second Amended and Restated Loan and Security Agreement dated June 30, 2014 by and among the Bank, Company and the Co-Borrowers (as modified in accordance with that certain First Modification Agreement dated as of July 1, 2014 and that Second Modification Agreement dated as of December 23, 2014). The Third Modification Agreement extended the maturity date of the existing credit facility to September 30, 2016.

A copy of the Third Modification Agreement is filed with this report as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of the Third Modification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Third Modification Agreement dated as of February 27, 2015 among Versar, Inc., certain of Versar’s subsidiaries and United Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 3, 2015	VERSAR, INC.

	By:	/s/ James D. Villa
James D. Villa
Senior Vice President and General Counsel